Veteran Sales Executive Kelly Ducourty Joins Fortinet Board of Directors

SUNNYVALE, Calif. – Feb. 27, 2020

Ken Xie, Founder, Chairman of the Board, and CEO at Fortinet
“We look forward to working alongside Kelly as a part of our Fortinet Board of Directors. Kelly’s proven enterprise sales operations and enablement experience and commitment to effective growth and scale is incredibly valuable. Fortinet will greatly benefit from her current and past sales leadership experience as Fortinet continues to execute on the company’s business and growth strategy.”

News Summary
Fortinet® (NASDAQ: FTNT), a global leader in broad, integrated and automated cybersecurity solutions, today announced the addition of Kelly Ducourty to the company’s Board of Directors, adding further depth and expertise to the Board.

Kelly is a key part of the global sales organization at Google Cloud, accountable for effectively growing and scaling the organization to compete and win in the cloud hyper growth market. This includes focusing on solutions- and industry-focused approaches to enable positive customer outcomes, as well as implementing approaches to streamline sales operations for the organization. Prior to joining Google, she spent over two decades at HPE in various sales capacities, most recently as senior vice president of worldwide sales excellence where she was responsible for all global sales functions within HPE, and was chartered to provide best practices and synergies globally across HPE.

Kelly Ducourty, Managing Director, Global Enablement and Sales Activation at Google
“Fortinet has demonstrated continued success and is on an exciting trajectory. I look forward to being a part of the company’s growth and to working with the team to continue this proven track record.”

Additional Resources

•	Learn more about the Company’s Board of Directors.

•	For the company’s Investor Relations page, visit here.

•	Find out how the Fortinet Security Fabric platform delivers broad, integrated, and automated protection across an organization’s entire digital infrastructure.

•	Learn more about FortiGuard Labs and the FortiGuard Security Services portfolio.

•	Engage in our Fortinet user community (Fuse). Share ideas and feedback, learn more about our products and technology, or connect with peers.

•	Learn more about Fortinet’s Network Security Expert program, Network Security Academy program, and FortiVet program.

•	Follow Fortinet on Twitter, LinkedIn, Facebook, YouTube, and Instagram.

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About Fortinet
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider, and government organizations around the world. Fortinet empowers our customers with complete visibility and control across the expanding attack surface and the power to take on ever-increasing performance requirements today and into the future. Only the Fortinet Security Fabric platform can address the most critical security challenges and protect data across the entire digital infrastructure, whether in networked, application, multi-cloud or edge environments. Fortinet ranks #1 in the most security appliances shipped worldwide and more than 440,000 customers trust Fortinet to protect their businesses. Both a technology company and a learning company, the Fortinet Network Security Expert (NSE) Institute has one of the largest and broadest cybersecurity training programs in the industry. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

Copyright © 2020 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and common law trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiCare, FortiManager, FortiAnalyzer, FortiOS, FortiADC, FortiAP, FortiAppMonitor, FortiASIC, FortiAuthenticator, FortiBridge, FortiCache, FortiCamera, FortiCASB, FortiClient, FortiCloud, FortiConnect, FortiController, FortiConverter, FortiDB, FortiDDoS, FortiExplorer, FortiExtender, FortiFone, FortiCarrier, FortiHypervisor, FortiInsight, FortiIsolator, FortiMail, FortiMonitor, FortiNAC, FortiPlanner, FortiPortal, FortiPresence , FortiProxy, FortiRecorder, FortiSandbox, FortiSIEM, FortiSwitch, FortiTester, FortiToken, FortiVoice, FortiWAN, FortiWeb, FortiWiFi, FortiWLC, FortiWLCOS and FortiWLM.

Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties and Fortinet does not independently endorse such statements. Notwithstanding anything to the contrary herein, nothing herein constitutes a warranty, guarantee, contract, binding specification or other binding commitment by Fortinet or any indication of intent related to a binding commitment, and performance and other specification information herein may be unique to certain environments. This news release may contain forward-looking statements that involve uncertainties and assumptions, such as statements regarding technology releases among others. Changes of circumstances, product release delays, or other risks as stated in our filings with the Securities and Exchange Commission, located at www.sec.gov, may cause results to differ materially from those expressed or implied in this press release. If the uncertainties materialize or the assumptions prove incorrect, results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Fortinet assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to update these forward-looking statements.

Media Contact Tiffany Curci Fortinet, Inc. 408-235-7700 pr@fortinet.com	Investor Contact Peter Salkowski Fortinet, Inc. 408-331-4595 psalkowski@fortinet.com	Analyst Contact Ron Davis Fortinet, Inc. 415-806-9892 rdavis@fortinet.com